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                                                              Exhibit 99.9(b)(2)

                   FIRST COMMONWEALTH FINANCIAL CORPORATION

                                Promissory Note
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U.S. $18,000,000.00                                     Pittsburgh, Pennsylvania
                                                        October 5, 1999

FOR VALUE RECEIVED, the undersigned, FIRST COMMONWEALTH FINANCIAL CORPORATION, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of Mellon Bank, N.A. (the "Bank") on or before October 25, 1999 (the "Maturity Date") the principal sum of Eighteen Million ($18,000,000) Dollars or such lesser or greater principal amount as may be outstanding from time to time under any credit accommodation or facility established by Bank for the benefit of the Undersigned together with interest on outstanding balances of principal from the date hereof to the Maturity Date at the rate specified herein (the "Note Rate").

The outstanding principal amount of this Note shall bear interest from and including the date hereof to and including the Maturity Date at a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be) for each day equal to the Federal Funds Effective Rate for such day plus 1.25%, such
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interest rate to change automatically from time to time effective as of the effective date of each change in the Federal Funds Effective Rate (the "Note Rate"). "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Bank (which determination shall be conclusive) to be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on the previous trading day, as computed and published by the Federal Reserve Bank of New York (or any successor) for such day provided, that if such Federal Reserve Bank (or its
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successor) does not publish such rate on any day, the "Federal Funds Effective
Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Upon the occurrence of any Event of Default (as defined below), at Bank's option, interest shall accrue at a rate equal to two percent (2%) per annum above the Note Rate specified until the earlier of (a) the date that such Event of Default has been cured, or (b) the Maturity Date hereof.

After maturity, whether by acceleration or otherwise, interest shall accrue at a rate equal to 2 percent (2%) per annum above the Note Rate specified until all sums due hereunder are paid. Interest shall continue to so accrue after the entry of judgment by confession or otherwise.

So long as Bank is the holder hereof, Bank's books and records shall be presumed, except in the case of manifest error, to accurately evidence at all times all amounts outstanding under this Note and the date and amount of each advance and payment made pursuant hereto.
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The prompt and faithful performance of all of Undersigned's obligations hereunder, including without limitation time of payment, is of the essence of this Note.

The occurrence of any of the following shall constitute an "Event of Default" hereunder: (a) any assignment for the benefit of creditors by the Undersigned;
(b) the insolvency of Undersigned; or (c) the filing or commencement of any petition, action, case or proceeding, voluntary or involuntary, under any state or federal law regarding bankruptcy, insolvency, reorganization, receivership or dissolution, including the Bankruptcy Reform Act of 1978, as amended, by or against the Undersigned. Upon the occurrence of any Event of Default, all amounts due under this Note, including without limitation the unpaid balance of principal and interest hereof, shall become immediately due and payable, without demand, notice or further action by Bank whatsoever, and an action therefor shall immediately accrue.

The Borrower hereby expressly waives presentment demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

CONFESSION OF JUDGMENT. UNDERSIGNED HEREBY EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR UNDERSIGNED AND TO CONFESS JUDGMENT AS OFTEN AS NECESSARY AGAINST UNDERSIGNED IN FAVOR OF THE HOLDER HEREOF, REGARDLESS OF WHETHER ANY EVENT OF DEFAULT HAS OCCURRED, AT ANY TIME AND AS OF ANY TERM, FOR THE ABOVE SUM PLUS INTEREST DUE UNDER THE TERMS HEREOF AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF LEGAL PROCEEDINGS AND REASONABLE ATTORNEY'S COMMISSION WITH RELEASE OF ALL ERRORS. UNDERSIGNED WAIVES ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION.

This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws.


FIRST COMMONWEALTH FINANCIAL CORPORATION

By:/s/ Gerard M. Thomchick
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          (Signature)

Name:  Gerard M. Thomchick
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Title:  Senior Executive Vice President and
        Chief Operating Officer
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